EXHIBIT 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated November 24, 2009	NXP B.V.

	By:	/s/ Karl-Henrik Sundström
		Name:	Karl-Henrik Sundström
		Title:	Executive Vice President, Chief Financial Officer and Member of the Board of Management

KASLION ACQUISITION B.V.

	By:	/s/ Karl-Henrik Sundström
Name: Karl-Henrik Sundström
Title: Member of the Management Board

KASLION HOLDING B.V

By: ATC Management B.V., as director

		By:	/s/ Pieter Hallebeek
Name: Pieter Hallebeek
Title: Director

		By:	/s/ Ronald Rosenboom
Name: Ronald Rosenboom
Title: Director

	By:	/s/ Wolfgang Michael Zettel
Name: Wolfgang Michael Zettel
Title: Director

KASLION S.À R.L.

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Director

By:	/s/ Wolfgang Michael Zettel
Name: Wolfgang Michael Zettel
Title: Director and Manager